Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Rocky Mountain Chocolate Factory, Inc. of our report dated May 30, 2023 relating to the financial statements of Rocky Mountain Chocolate Factory, Inc, which appears in the Form 10-K dated June 13, 2024.

/s/ Plante & Moran, PLLC

Cleveland, Ohio

September 25, 2024